UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

______________________________

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

                  Delaware                                   81-0422894
                 (State of Incorporation)                        (IRS Employer Identification Number)

0-13063
(Commission File Number)

750 Lexington Avenue, New York, New York 10022
(Address of registrant’s principal executive office)

(212) 754-2233
(Registrant’s telephone number)

______________________________

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Scientific Games Corporation (the “Company”) has entered into an Amendment and Restatement Agreement, dated as of March 31, 2006 (the “Amendment and Restatement Agreement”), to amend the Company’s existing Credit Agreement, dated as of December 23, 2004, as amended  (the “Credit Agreement”), among the Company, as Borrower, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties.

The amendment provides for an additional new $100 million senior secured Tranche C Term Loan, as well as a $50 million increase to the Company’s existing revolving credit facility (the Tranche C Term Loan, together with the revolving credit facility under the existing Credit Agreement, as amended and restated on March 31, 2006, collectively referred to as the “Amended and Restated Credit Agreement”). The proceeds from the Tranche C Term Loan are expected to be used to finance the proposed acquisition of The Global Draw, Ltd., a supplier of fixed odds betting terminals and systems and interactive betting systems, and certain related companies (the “Global Draw Acquisition”). Amounts borrowed under the revolving credit facility may be borrowed, repaid and reborrowed by the Company from time to time until maturity. The Amended and Restated Credit Agreement will terminate on December 23, 2009. Voluntary prepayments and commitment reductions under the Amended and Restated Credit Agreement are permitted at any time without fee upon proper notice and subject to minimum dollar requirements. Borrowings under the Amended and Restated Credit Agreement bear interest at different rates, depending on the type of borrowing made by the Company.

At the Company's option, borrowings under the existing revolving credit facility and the Tranche B Term Loan under the Amended and Restated Credit Agreement are based on either LIBOR or the higher of (i) the prime rate of J.P. Morgan Chase Bank, N.A. or (ii) the Federal Funds Effective Rate plus 0.50%. The interest rates under the Amended and Restated Credit Agreement vary depending upon the Company's consolidated leverage ratio. The interest rate varies from 125 basis points to 200 basis points above LIBOR for eurocurrency loans and 25 basis points to 100 basis points above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50%, for base rate loans. The interest rate with respect to the new Tranche C Term Loan varies from 75 basis points to 150 basis points above LIBOR for eurocurrency loans and from zero basis points to 50 basis points above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50%, for base rate loans.

During the term of the Amended and Restated Credit Agreement, the Company will pay its lenders a fee equal to the product of 0.50% per annum and the available portion of the revolving credit facility. The Company also agreed to pay a commitment fee with respect to the Tranche C Term Loan commitment from the effective date of the Amended and Restated Credit Agreement until the date of termination of such commitment at the rate of 0.25% per annum on the Tranche C Term Loan commitment.

The Company and its wholly-owned domestic subsidiaries have previously granted a security interest in certain collateral and the Company's wholly-owned domestic subsidiaries have provided an unconditional guarantee with respect to the full and punctual payment of the Company’s obligations under the Credit Agreement as set forth in the Guarantee and Collateral Agreement, dated as of December 23, 2004, which have been reaffirmed by the Company and its wholly-owned domestic subsidiaries as of March 31, 2006 in connection with the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the incurrence of liens, a limit on the ratio of debt to earnings before interest, income taxes, depreciation, and amortization, as defined (“EBITDA”), a limit on the ratio of EBITDA to fixed charges and a limit on the ratio of EBITDA to interest expense. The Amended and Restated Credit Agreement contains customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Amended and Restated Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

If the Global Draw Acquisition is not consummated on or prior to the date that is thirty days after April 4, 2006, the date the Tranche C Term Loan was made, then the Company must repay all the outstanding Tranche C Term Loan on the next business day following such thirtieth day.

The foregoing does not constitute a complete summary of the terms of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement, which are attached hereto as Exhibit 10.1. The descriptions of the terms of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement are qualified in their entirety by reference to such exhibit.

In December 2004, in connection with the Company’s issuance of $275 million aggrergate principal amount of 0.75% Convertible Senior Subordinated Debentures due 2024 (the “Debentures”) and in order to reduce the potential dilution upon conversion of the Debentures, the Company entered into convertible bond hedge and warrant option transactions with JPMorgan Chase Bank, N.A. and Bear Stearns International Limited, which are parties to, or affiliates of certain parties to, the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement. Additional information regarding such transactions was previously disclosed in Item 3.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission on December 30, 2004, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1
Amendment and Restatement Agreement, dated as of March 31, 2006, including Exhibit A, which is the Amended and Restated Credit Agreement, dated as of March 31, 2006, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc. as lead arranger and bookrunner, and certain other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: April 6, 2006	By:	/s/ DeWayne E. Laird
Name: DeWayne E. Laird
Title: Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
10.1
Amendment and Restatement Agreement, dated as of March 31, 2006, including Exhibit A, which is the Amended and Restated Credit Agreement, dated as of March 31, 2006, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc. as lead arranger and bookrunner, and certain other parties.